EXHIBIT 16.1

                       [LETTERHEAD OF PICKETT, CHANEY & MCMULLIN, LLP]

March 3, 2003

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of American Fidelity Deposit Corporation dated March 3, 2003.

Yours truly,

/s/  Pickett, Chaney & McMullin LLP